EXHIBIT 99
                                   ----------

September 15, 2005

FOR IMMEDIATE RELEASE:


CONTACT:
     Trent Troyer, President
     FFD Financial Corporation
     321 North Wooster Avenue
     Dover, Ohio 44622-0038
     (330) 364-7777

        FFD Financial Corporation to Terminate Going Private Transaction

DOVER, OHIO - FFD Financial Corporation, parent company of First Federal Community Bank, announced today that its Board of Directors has decided to terminate the proposed 1-for-350 reverse stock split and subsequent 350-for-1 forward stock split and withdraw them from the agenda of the Special Meeting of Shareholders of FFD scheduled for September 20, 2005.


FFD first announced on May 24, 2005, that it would seek shareholder approval of the stock splits, which would result in a "going private transaction." The purpose of the stock splits was to reduce the number of FFD's shareholders to below 300 so FFD could terminate the registration of its common shares with the Securities and Exchange Commission and eliminate the costs and burdens of complying with the Sarbanes-Oxley Act of 2002 and other federal securities laws applicable to public reporting companies.

The Board set $19.00 as the fair price at which holders of less than 350 shares would have been cashed out. In recent weeks, large numbers of individuals have purchased lots of FFD shares in quantities less than 350. The dramatic increase in the number of shareholders holding less than 350 shares who would be cashed out in the transaction have substantially increased the costs of the stock splits, from an estimated $1.5 million to an estimated $4.5 million. Due to the substantially increased cost of effecting the stock splits, the Board has decided to withdraw the splits from the agenda of the Special Meeting. The Board concluded that the expenditure of approximately $4.5 million to complete the stock splits would not be prudent. As set forth in the proxy statement for the special meeting of shareholders, FFD reserved the right to abandon the stock splits if the costs of implementing the splits substantially increased or the board determined that the splits were otherwise no longer in the best interests of FFD and its shareholders.

 Trent B. Troyer, the President and Chief Executive Officer of the Company commented that, "Apparent attempts to arbitrage the premium being paid to shareholders being cashed out in the stock splits dramatically increased the capital costs of the stock splits beyond a figure the Board believes it is reasonable to spend. The increased capital that would be required to complete the stock splits and its impact on the Company's financial condition are not in the best interests of the Company or its shareholders."

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FFD Financial Corporation is traded on the NASDAQ SmallCap Market under the symbol FFDF. First Federal Community Bank has full service offices in downtown Dover, downtown New Philadelphia and on the Boulevard in Dover, and has loan production offices in Coshocton and Sugarcreek. The Corporation maintains an interactive web site at www.onlinefirstfed.com .

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. FFD intends these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurances that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by FFD or by any person that the future events, plans or expectations contemplated by FFD will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.